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                                                                   Exhibit 10.46


         NOTICE: THIS NOTE IS SUBJECT TO SECTION 2966 OF THE CIVIL CODE, WHICH PROVIDES THAT THE HOLDER OF THIS NOTE SHALL GIVE WRITTEN NOTICE TO THE MAKERS OR TRUSTOR, OR HIS OR HER SUCCESSOR IN INTEREST, OF PRESCRIBED INFORMATION AT LEAST 90 AND NOT MORE THAN 150 DAYS BEFORE ANY BALLOON PAYMENT IS DUE.

                             SECURED PROMISSORY NOTE

                                                            Carlsbad, California
U.S. $__________                                                __________, 2002

        1. Obligation. The undersigned, _____________________________
("Employee") and _____________________________, husband and wife (hereinafter referred to collectively as "Makers"), for value received, hereby promise to pay to INVITROGEN CORPORATION, a Delaware corporation (hereinafter "Invitrogen" or the "holder"), or order, as provided in Section 2 below or at such other place as the holder may in writing direct, the original principal amount of __________________ Thousand Dollars ($_________) without interest from the date hereof until the Maturity Date (as defined below), and to the extent any such principal amount remains outstanding on the Maturity Date Makers shall pay interest thereon at the fixed rate of 10% per annum until paid in full. Principal and interest (if applicable) shall be payable in lawful money of the United States of America.

The principal amount of this Note shall be forgiven or the interest on such amount shall be abated in certain circumstances, as follows:

               1.1 if Employee's employment with Invitrogen terminates involuntarily without Cause (as defined below) on or before the fifth anniversary of the date of this Note, this Note shall be fully forgiven effective on the date of such termination;

               1.2 if Employee's employment with Invitrogen terminates voluntarily (e.g., resignation) or involuntarily for Cause, the principal balance of this Note shall not bear interest during any portion of the 180 days after the date of such termination; and

            1.3 if Employee's employment with Invitrogen terminates due to death or permanent disability, the provisions of Section 4 below shall control;

provided, that in any case specified in Subsections 1.1 to 1.3 above Employee or Employee's estate shall have executed and delivered to Invitrogen a general release (acceptable to Invitrogen in its sole discretion) waiving any and all claims, known or unknown, liquidated or unliquidated, arising out of or in any way related to Employee's employment with Invitrogen and/or termination of employment. For purposes of this Note, employment shall be deemed terminated for Cause if the termination is due to Employee's (i) theft, dishonesty, misconduct, willful neglect of duties or falsification of any employment or Invitrogen records; (ii) improper use or

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disclosure of Invitrogen's confidential or proprietary information; (iii)
conviction of any crime that impairs Employee's ability to perform his/her duties for Invitrogen; or (iv) any action that has a detrimental effect on Invitrogen's reputation or business, as determined in the sole and exclusive discretion of Invitrogen.

        2. Payments. Any payments of interest due hereunder shall be payable in monthly installments on the first day of every month. Unless the holder directs otherwise, all payments made hereunder shall be made to Invitrogen, attention:
Controller, 1600 Faraday Avenue, Carlsbad, California 92008.

        3. Maturity

            3.1 The outstanding principal amount of the indebtedness evidenced by this Note shall be due and payable on the earlier to occur of the date 180 days after the voluntary termination (e.g., resignation) of Employee's employment with Invitrogen or 180 days after Employee's involuntary termination for Cause (either of such dates referred to herein as the "Maturity Date"), provided this Note has not been forgiven before such time pursuant to Subsection
1.1 or 3.2 or Section 4 hereof.

            3.2 If by the third anniversary of the date of this Note Employee's employment with Invitrogen has not been terminated for any reason whatsoever, then the outstanding principal balance of this Note shall be decreased as of the third anniversary of the date of this Note by an amount equal to one-third of the original principal balance of this Note (an amount equal to one-third of the original principal balance of this Note is referred to herein as the "Forgiveness Amount"), and if Employee's employment with Invitrogen has not been terminated for any reason whatsoever as of the fourth and fifth anniversaries of the date of this Note, then such principal amount shall be further decreased on the fourth and fifth anniversaries of the date of this Note, respectively, by the Forgiveness Amount such that this Note shall be fully forgiven as of the fifth anniversary of the date of this Note. Notwithstanding the foregoing, any such forgiveness of principal shall be expressly conditioned upon (i) Employee's employment with Invitrogen as of the applicable anniversary date of this Note and (ii) Employee's full satisfaction and compliance with Section 17 below.

        4. Death or Permanent Disability. Notwithstanding anything to the contrary in this Note, (i) this Note shall be fully forgiven upon the death of Employee prior to the Maturity Date and (ii) if the Employee becomes "Disabled" (as defined below) the Forgiveness Amount shall be fully forgiven upon each of the third, fourth, and fifth anniversary of the date of this Note; provided that the Employee has been either employed by Invitrogen or Disabled during the entire period beginning on the date of this Note and ending on each such anniversary, respectively. The term "Disabled" means that the Employee is unable to perform the essential functions of the position he or she holds in the Company, with or without reasonable accommodation.

        5. Prepayment. This Note may be prepaid in whole or in part at any time without penalty or premium. Any partial prepayment shall be credited first to the most remote principal installment of this Note.


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        6. Late Payment Charge. Makers agree to pay to the holder of this Note an amount equal to 5% of any unpaid installment as a service charge on any such monthly installment which is not paid within ten days of the date due.

        7. Costs of Collection. If this Note is not paid when due, whether at maturity or by acceleration, Makers promise to pay all costs incurred by the holder in collecting the amounts due hereunder, including attorneys' fees, and all expenses incurred by the holder in connection with the protection of or realization on the collateral securing this Note, whether or not suit is filed herein; such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees and expenses incurred by the holder in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Makers which in any way affects the exercise by the holder of its rights and remedies under this Note or under any deed of trust, security agreement or other agreement or instrument securing or pertaining to this Note.

        8. Secured Note. This Note is secured by a second priority deed of trust of even date herewith (the "Deed of Trust") to First American Title Insurance Company, as Trustee, executed by Makers in favor of Invitrogen encumbering certain residential real property located at ______________, California and purchased as Makers' principal residence (the "Principal Residence"). The Deed of Trust shall be junior and subordinate to only a first priority deed of trust in favor of ______________, securing indebtedness in an original principal amount of $_________. Makers represent and warrant that all of the proceeds of the indebtedness evidenced by this Note will be used to purchase the Principal Residence.

        9. Default/Acceleration. At the option of the holder, without prior notice, and regardless of any prior forbearance, all sums remaining unpaid under this Note shall become immediately due and payable upon the occurrence of a default by Makers under this Note. The occurrence of any of the following events shall constitute a default by Makers under this Note:

               9.1 Makers' failure to pay any payment of interest or principal when due under this Note, including, without limitation, Makers' failure to satisfy in full all sums remaining unpaid under this Note on or before the Maturity Date; or

               9.2 Makers' failure to perform any of Makers' other monetary and nonmonetary covenants and agreements contained in this Note or the Deed of Trust.

        10. Acceleration of Indebtedness. The Deed of Trust securing the repayment of this Note provides for the acceleration of the Maturity Date upon the happening of certain events, including the following:

                      "If Trustor shall sell, convey, lease or otherwise
               alienate the property, or any part thereof, or any interest therein, or shall be divested of its title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of


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               Beneficiary being first had and obtained, then Beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable."

        11. Non-Transferable. Notwithstanding any provision contained herein to the contrary, the benefits of the interest arrangements of this Note shall not be transferable and shall be conditioned on Employee's future performance of substantial services for Invitrogen within the meaning of Section 7872(f)(5) of the Internal Revenue Code of 1986, as amended ("Code").

        12. Termination of Employment. In the event Employee's employment with Invitrogen is terminated voluntarily or is terminated involuntarily for Cause
(i) the outstanding principal balance of this Note shall thereafter bear interest at the fixed rate described in Section 1 above (subject to the limitations described in Subsection 1.2 above) and (ii) all sums remaining unpaid under this Note shall become due and payable on the date set forth in
Section 3 above, unless sooner accelerated or unless forgiven pursuant to Subsection 3.2 or Section 4 above.

        13. Waiver. Makers hereby waive presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notices of every kind. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon.

        14. Notice. Any notice or other communication which the holder may send to Makers, or which Makers may send to the holder, shall be deemed delivered three days following deposit of such notice or other communication in the United States Mail, certified, return receipt requested, postage prepaid, addressed to
(i) the holder of this Note at the address set forth above or at such other address as the holder may direct in writing, or (ii) Makers at the address set forth in the Deed of Trust.

        15. Governing Law. Principal and interest are payable in lawful money of the United States of America. This Note has been executed and delivered by Makers in the State of California and shall be governed by and construed in accordance with the laws of the State of California. In any action brought under or arising out of this Note, Makers hereby consent to the jurisdiction of any competent court within the State of California and consent to service of process by any means authorized by California law.

        16. Income Tax Liabilities. Makers shall be solely and fully responsible for any and all income tax liabilities or other consequences arising from or out of this Note, including, without limitation, any such liabilities or consequences arising from or out of Invitrogen's forgiveness of any principal or interest evidenced hereby.

        17. Tax Withholding. Employee hereby authorizes withholding from payroll and any other amounts payable to Employee, and otherwise agrees to pay to Invitrogen or make other


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adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of Invitrogen, if any, which arise in connection with this Note and the forgiveness of any principal or interest evidenced hereby. Employee is cautioned that any forgiveness of principal pursuant to Subsection 1.1 or 3.2 or Section 4 above shall be conditioned upon, and shall not be effective unless and until any tax withholding obligations of Invitrogen are satisfied.

                                            MAKERS:

                                            ------------------------------------

                                            ------------------------------------


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                        RIDER TO SECURED PROMISSORY NOTE

                             EMPLOYEE CERTIFICATION

        I hereby certify that (i) I have been an employee of Invitrogen Corporation since ______________, and that I presently am an employee of Invitrogen Corporation, (ii) all of the proceeds of the loan evidenced by the Note will be used to purchase a new principal residence for me and my family, and (iii) I expect to be entitled to and will itemize deductions for United States federal income tax purposes for each year during which the loan made to me by Invitrogen Corporation is outstanding. This certification is made pursuant to Temporary Regulation Section 1.7872-5T(c)(1) and Proposed Regulation Section 1.7872-5(c)(1). I will promptly notify Invitrogen Corporation in writing in the event that I no longer itemize deductions for United States federal income tax purposes.

Dated:______________________, 2002. ____________________________________________

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